Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-259166) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan;
2.Registration Statement (Form S-8 No. 333-263027) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan, as amended;
3.Registration Statement (Form S-3 No. 333-257924) of Perella Weinberg Partners;
4.Registration Statement (Form S-3 No. 333-266051) of Perella Weinberg Partners;
5.Registration Statement (Form S-8 No. 333-269978) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan, as amended;
6.Registration Statement (Form S-8 No. 333-276976) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan, as amended; and
7.Registration Statement (Form S-8 No. 333-284790) pertaining to the Perella Weinberg Partners 2021 Omnibus Incentive Plan, as amended;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Perella Weinberg Partners and the effectiveness of internal control over financial reporting of Perella Weinberg Partners included in this Annual Report (Form 10-K) of Perella Weinberg Partners for the year ended December 31, 2024.

/s/ Ernst & Young LLP

New York, New York
February 27, 2025